Summary
                         Directors' Deferred Stock Plan

         To reflect an increased emphasis on the Company's common stock, the Company has modified its Directors' compensation policy to provide for the payment of a portion of the Directors' annual compensation in the Company's common stock as follows:

         (1) The annual retainer will be paid in quarterly installments in arrears at the end of each July, October, January and April.

         (2) Fifty percent (50%) of each quarterly installment will be paid in cash.

         (3) The balance of the quarterly installment will be paid in phantom stock units which shall be credited to each director's account. The number of phantom stock units to be credited to each director's account will be determined by dividing the amount of such payment by the average of the high and low price of the company's stock on the last trading day of the month in which the quarterly installment is paid.

         (4) In addition to the retainer, each year the director's account will be credited with two hundred and fifty (250) phantom units, equal to two hundred and fifty (250) shares of the company's common stock. The units will be credited in four (4) equal payments at the end of July, October, January and April.

         (5) On each dividend payment date, the director's phantom stock account will be credited with additional phantom stock units calculated by dividing (a) the product of (1) the dividend declared on each share of the Company's common stock and (2) the number of phantom stock units then credited to the director's account, by (b) the average of the high and low price of the Company's common stock on the date such dividend is declared.

         (6) Any director who serves on the board of directors for less than a full quarter will receive a prorated payment reflecting actual service.

         (7) At the expiration of the director's service on the board, settlement of the phantom stock units will be made as soon as is reasonably practical in common stock equal in number to the number of phantom stock units then credited to his or her account. Any fractional units will be paid in cash.

         (8) It is the intention of the parties that this program be unfunded for Federal and state tax purposes and Title 1 of ERISA. Each director shall have the status of an unsecured creditor of the Company, and payment obligations with respect to the phantom stock units credited to the directors' accounts will not be funded by the Company, nor will shares be set aside to provide a source from which such payment will be made.